Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Star Maritime Acquisition Corporation (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Prokopios (Akis) Tsirigakis, Chief Executive Officer (Principal Executive Officer) and I, George Syllantavos, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 31st day of March, 2006

/s/ Prokopios (Akis) Tsirigakis
Prokopios (Akis) Tsirigakis

/s/ George Syllantavos
George Syllantavos

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.